Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 12235 El Camino Real San Diego, California 92130 O: 858-350-2300 F: 858-350-2399

March 18, 2022

Viracta Therapeutics, Inc.

2533 S. Coast Hwy. 101, Suite 210

Cardiff, California 92007

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Viracta Therapeutics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of (a) an aggregate of 2,871,382 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), consisting of (i) 1,871,382 shares of Common Stock reserved for issuance pursuant to future awards under the Company’s 2021 Equity Incentive Plan (the “2021 Plan”), and (ii) 1,000,000 shares of Common Stock reserved for issuance under the Company’s 2021 Inducement Equity Incentive Plan (the “2021 Inducement Plan”). As the Company’s legal counsel, we have reviewed the actions proposed to be taken by the Company in connection with the issuance and sale of the Shares to be issued under such plans (which plans are referred to herein as the “Plans”).

It is our opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

/s/ WILSON SONSINI GOODRICH & ROSATI,
Professional Corporation

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